United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 10, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Pointe, Suite 525
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                                             Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

(a)           On April 10, 2008, all of the participating lenders in our $155 million senior secured credit facility agreed to extend, through April 30, 2008, the forbearance arrangements we originally reached with the lenders on February 13, 2008. Terms of the February 13 forbearance arrangements were previously disclosed in a Form 8-K filed with the Commission on February 19, 2008.

The extended forbearance is subject to conditions, including requirements that we provide the lenders with certain information and financial projections. We have also agreed not to request any additional extension of credit under the credit facility during the extended forbearance period. In addition, we have agreed to adjustments in the calculation of interest rates under the credit facility to reflect credit market conditions, which resulted in an increase in the rate on our first-lien term loan from LIBOR plus 4% to LIBOR plus 7.5%, and on our second-lien term loan from LIBOR plus 8.25% to LIBOR plus 11.75%. For purposes of calculating LIBOR, a floor of 3.5% is required, approximately 0.8% above the current LIBOR rate, effectively adding 0.8% to our cost of borrowing.

As a condition to the extension of the forbearance period, we were required to pay additional fees to our lenders of $756,250 and to make advances of legal and consulting fees totaling $190,000.

In addition to the interest and fees payable in cash, the April 10, 2008 agreement requires that a 4% payment-in-kind (“PIK”) amount be added to the principal outstanding on the second-lien loan balance. This PIK amount totals $2.0 million and will be amortized as additional interest expense over the remaining term of the second-lien debt. To the extent the company deleverages, by paying down debt, there are provisions to reduce the amount of the 4% PIK ultimately payable.

The forbearance arrangements were intended to allow us the necessary additional time to complete the restatement of the 2006 audited financial statements of Alta Healthcare System, Inc., which we have already accomplished, and to finalize our September 30, 2007 audited financial statements and December 31, 2007 unaudited financial statements for delivery to the lenders, which we expect to accomplish before the end of April 2008.

As previously disclosed, if we and our lenders do not reach a mutually acceptable waiver and amendment with respect to existing events of default by the expiration or termination of the forbearance period, the terms of the forbearance agreements provide that the maturity date under our credit agreements will be accelerated to June 30, 2008.

We continue to make all required interest and principal payments under the loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

	By:	/s/ Mike Heather
Mike Heather, Chief Financial Officer

Dated: April 17, 2008